Exhibit 10.13

FIRST AMENDMENT AND AGREEMENT

TO

CONSIGNMENT AGREEMENT

FIRST AMENDMENT AND AGREEMENT TO CONSIGNMENT AGREEMENT (the “First Amendment”), dated as of September 13, 2019, by and between HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States with offices located at 452 Fifth Avenue, New York, New York 10018 (“HSBC”), and QUALITY GOLD, INC., an Ohio corporation with a place of business at 500 Quality Boulevard, Fairfield, Ohio 45014 (“Quality Gold”) and MTM, INC., a Delaware corporation with a place of business at 115 West 30th Street, New York, New York 10001-4010 (“MTM”) (Quality Gold and MTM are hereinafter sometimes collectively referred to herein as the “Companies” and individually as a “Company”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into a Consignment Agreement dated as of December 20, 2018 (the “Consignment Agreement”) pursuant to which HSBC extended a consignment facility and a forward contract facility to the Companies; and

WHEREAS, the parties hereto desire to amend the Consignment Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             All capitalized terms used herein without definition shall have the definitions assigned by the Consignment Agreement.

2.             Effective the date hereof, the definition of “Consignment Limit” set forth in Paragraph 1.12 of the Consignment Agreement is amended in its entirety to read as follows:

“1.12.     “Consignment Limit” means:

(a)           for the period from September 13, 2019 through and including September 30, 2019, Seventy-Five Million Dollars ($75,000,000); and

(b)           for the period from October 1, 2019 though and including December 31, 2019, Eighty Million Dollars ($80,000,000); and

(c)           for the period from and after January 1, 2020, Seventy-Five Million Dollars ($75,000,000).”

3.             Effective the date hereof, Paragraph 7.24 of the Consignment Agreement is amended in its entirety to read as follows:

“7.24.      Sanctions. None of the Companies nor any of their Affiliates, nor any director or officer, or any employee, agent, or Affiliate of the Companies or any of their Affiliates is a Person that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the United States Department of the Treasury's Office of Foreign Assets Control, the United States Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions, including, without limitation, currently, Cuba, the Crimea region of Ukraine, Iran, North Korea and Syria other than to the extent that such representation/warranty would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).”

4.             Effective the date hereof, Paragraph 8.27 of the Consignment Agreement is amended in its entirety to read as follows:

“8.27.     Sanctions. None of the Companies nor any of their Affiliates will, directly or indirectly, use the proceeds of the Consignment Facility or the Forward Contract Facilities or lend, contribute or otherwise make available such proceeds to any Affiliate, joint venture partner or other Person, (a) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of Sanctions, or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Consignment Facility whether as underwriter, advisor, investor or otherwise).”

5.             As a material inducement to HSBC to enter into this First Amendment, the Companies hereby represent and warrant to HSBC (which representations and warranties, unless made expressly and solely as of the date hereof, shall survive the execution of this First Amendment) that:

(a)           The Companies have the requisite corporate power and authority to execute, deliver and perform this First Amendment.

(b)           The execution, delivery and performance by the Companies of the terms and provisions of this First Amendment have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the articles of organization and by-laws of the Companies or any indenture, agreement or other instrument to which either of the Companies is a party, or by which either of the Companies is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or, except as may be provided by this First Amendment, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Companies pursuant to, any such indenture, agreement or other instrument.

(c)           This First Amendment and all other agreements executed by the Companies in connection herewith have been duly executed and delivered by the Companies and constitute legal, valid and binding obligations of the Companies, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors generally.

(d)           No Event of Default as defined in Paragraph 9.1 of the Consignment Agreement, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default, has occurred and is continuing.

6.             All necessary conforming changes to the Consignment Agreement occasioned by reason of this First Amendment are hereby deemed to be made.

7.             The effectiveness of this First Amendment is subject to the following conditions precedent:

(a)           The representations and warranties set forth in Consignment Agreement shall be true and correct on and as of the date hereof.

(b)          The Companies shall have executed and delivered to HSBC, or caused to be executed and delivered to HSBC in form and substance acceptable to HSBC, upon the execution of this First Amendment, all agreements required by HSBC for the purpose of securing payment and performance of the Companies' obligations hereunder, together with any other documents required by the terms hereof or thereof, which agreements shall at all times remain in full force and effect.

(d)           All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for HSBC.

(d)           No Event of Default, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

8.             All references to the “Consignment Agreement” in the Consignment Agreement shall from and after the effective date hereof refer to the Consignment Agreement, as amended hereby.

9.             Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed. The Companies and HSBC hereby acknowledge and agree that the Consignment Agreement, as amended hereby, is secured by the Security Documents, which are in all respects hereby ratified and affirmed

10.           The Companies covenant and agree to pay all out-of-pocket expenses, costs and charges incurred by HSBC (including reasonable and documented fees and disbursements of counsel) in connection with the preparation and implementation of this First Amendment.

*The next page is a signature page*

IN WITNESS WHEREOF, the parties have executed this First Amendment and Agreement to Consignment Agreement as of the day and year first above written.

WITNESS:	QUALITY GOLD, INC.

/s/ Michael Menz	By:	/s/ Michael Langhammer
Michael Menz	Title:	CEO

MTM, INC.

/s/ Michael Menz	By:	/s/ Michael Langhammer
Michael Menz	Title:	Director

HSBC BANK USA, NATIONAL ASSOCIATION

	By:	/s/ A. Marinaro
	Title:	V.P.

[Signature Page to First Amendment and Agreement to Consignment Agreement]

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned Guarantors of the above-described Consignment Agreement pursuant to the Guaranty Agreement of the undersigned dated December 20, 2018 in favor of HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”), consents to the foregoing amendment and reaffirms and ratifies the Guaranty Agreement and all agreements securing the Guaranty Agreement, all of which shall in all respects remain in full force and effect and each such Guarantor shall continue to guaranty any and all obligations, indebtedness and liabilities of QUALITY GOLD, INC., an Ohio corporation (“Quality Gold”) and MTM, INC., a Delaware corporation (“MTM”) (Quality Gold and MTM are hereinafter collectively referred to as the “Companies”) to HSBC, including, without limitation, the indebtedness of the Companies to HSBC pursuant to the Consignment Agreement, as amended hereby.

WITNESS:	GOLD LIMITED LIABILITY COMPANY

/s/ Michael Menz	By:	/s/ Michael Langhammer
Michael Menz	Name:	Michael Langhammer
	Title:	CFO

GOLD/GOLD/GOLD, INC.

/s/ Michael Menz	By:	/s/ Michael Langhammer
Michael Menz	Name:	Michael Langhammer
	Title:	CFO

LOGOART LLC

/s/ Michael Menz	By:	/s/ Michael Langhammer
Michael Menz	Name:	Michael Langhammer
	Title:	Manager

QGM, LLC

/s/ Michael Menz	By:	/s/ Michael Langhammer
Michael Menz	Name:	Michael Langhammer
	Title:	Manager

[Signature Page to First Amendment and Agreement to Consignment Agreement]

QG REFINING, LLC

/s/ Michael Menz	By:	/s/ Michael Langhammer
Michael Menz	Name:	Michael Langhammer
	Title:	President

J & M GROUP HOLDINGS, INC.

/s/ Michael Menz	By:	/s/ Michael Langhammer
Michael Menz	Name:	Michael Langhammer
	Title:	President

J & M GROUP HOLDINGS ITALY, LLC

/s/ Michael Menz	By:	/s/ Michael Langhammer
Michael Menz	Name:	Michael Langhammer
	Title:	President

[Signature Page to First Amendment and Agreement to Consignment Agreement]